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                                                                   EXHIBIT 11.1

                            FSI INTERNATIONAL, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE

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
                                                                   FISCAL YEAR ENDED:
                                                  ------------------------------------------------------
                                                  AUGUST 27, 1994    AUGUST 26, 1995     AUGUST 31, 1996
                                                  ------------------------------------------------------
PRIMARY:

AVERAGES SHARES OUTSTANDING                         14,034,444         17,437,865          22,176,642
NET EFFECT OF DILUTIVE STOCK OPTIONS AND
WARRANTS--BASED ON THE TREASURY STOCK METHOD           938,224          1,288,266             962,332
                                                   -----------        -----------         -----------
TOTAL                                               14,972,668         18,726,131          23,138,974
                                                   ===========        ===========         ===========


NET INCOME                                          $9,767,134        $21,357,686         $28,548,406
                                                    ==========        ===========         ===========
PRIMARY PER SHARE AMOUNTS                           $     0.65        $      1.14         $      1.23
                                                    ==========        ===========         ===========
FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                          14,042,032         17,437,866          22,176,641

NET EFFECT OF DILUTIVE STOCK OPTIONS AND             1,001,106          1,387,614             882,839
WARRANTS-BASED ON THE TREASURY STOCK METHOD         ----------        -----------         -----------
TOTAL                                               15,043,138         18,825,480          23,059,480
                                                    ==========        ===========         ===========
NET INCOME                                          $9,767,134        $21,357,686         $28,548,406
                                                    ==========        ===========         ===========
FULLY DILUTED PER SHARE AMOUNTS                     $     0.65        $      1.13         $      1.24
                                                    ==========        ===========         ===========

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